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                                                                    EXHIBIT 5.1




                               September 23, 1996




Avondale Mills, Inc.
Avondale Incorporated
506 South Broad Street
Monroe, Georgia 30655

         Re: Avondale Mills, Inc./Avondale Incorporated -- Registration Statement on Form S-4 (File Nos. 333-5455/333-5455-01)
                 relating to $125,000,000 of 10 1/4 % Senior Subordinated Notes Due 2006


Ladies and Gentlemen:

           We have acted as counsel for Avondale Mills, Inc., an Alabama corporation (the "Company"), and Avondale Incorporated, a Georgia corporation ("AI" and, together with the Company, the "Registrants"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed exchange of up to $125,000,000 of 10 1/4 % Senior Subordinated Notes Due 2006 of the Company (the "New Notes") for a like principal amount of the Company's issued and outstanding 10 1/4 % Senior Subordinated Notes Due 2006 (the "Old Notes"). AI will issue full and unconditional guarantees of the obligations of the Company under the New Notes (the "Guarantees").

           In our capacity as such counsel, we have reviewed the Indenture (the "Indenture") dated as of April 23, 1996 among the Company, AI and The Bank of New York, as trustee (the "Trustee"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent investigation, upon statements and representations of representatives of the Registrants, the Trustee and of public officials.

           This opinion is limited in all respects to the federal laws of the United States of America and the laws of the States of Georgia and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions


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Avondale Mills, Inc.
Avondale Incorporated
September 23, 1996
Page 2

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expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

           Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that (x) the New Notes have been duly authorized by the Company and, when executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies and (y) the Guarantees have been duly authorized by AI and, when issued by AI in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of AI enforceable against AI in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the captions "Legal Matters" in the Prospectus that is included in the Registration Statement.



                                        Very truly yours,



                                        /s/ King & Spalding